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                                                                    EXHIBIT 99.1

                    [Davel Communications, Inc. Letterhead]

Monday, February 28, 2000, 12:09 pm Eastern Time
Company Press Release
SOURCE: Davel Communications, Inc.
  Davel Communications, Inc. Appoints Raymond A. Gross Chief Executive Officer

TAMPA, Fla., Feb. 28 /PRNewswire/ -- Davel Communications, Inc. (Nasdaq: DAVL - news), the nation's largest independent provider of payphone services, today announced that its Board of Directors has appointed Raymond A. Gross to the position of Chief Executive Officer. Mr. Gross succeeds Robert D. Hill, who resigned in November 1999.

Mr. Gross, age 50, was formerly Chief Operating Officer of BHI Holdings, now Carlisle Holdings LTD and President of Carlisle's U.S. subsidiary, One Source. OneSource is a leader in outsourced facility services. As President of OneSource, an operation with $850 million in revenue and 40,000 employees, Mr. Gross was responsible for reorganizing the company's operating structure, and developing a merger and acquisition program, resulting in significant revenue and earnings growth.

Prior to 1998, Mr. Gross was Senior Vice President of ADT Security Services responsible for rebuilding the residential business unit and corporate marketing as well as negotiating strategic business alliances. Under his direction, ADT developed the largest distribution network of residential security systems in the United States.

From 1993 to 1996, Mr. Gross was President and CEO of Alert Centre, Inc., a publicly traded alarm company. While at Alert Centre, he orchestrated a successful financial turnaround that led Alert Centre from bankruptcy in 1993 to a position as Colorado's number one company in 1995. Prior to 1993, Mr. Gross held various executive positions in the telecommunications and computer services industries.

Commenting on the appointment, Sam Zell, Chairman of the Board of Directors said, "We are very pleased that Mr. Gross has joined the Davel management team. His extensive operating background, and demonstrated track record of strategically repositioning large organizations make him an ideal choice to lead our Company. Davel is committed to becoming a leader in "out of home" communications by leveraging its field network, low-cost operating structure, and pursuing innovative growth strategies. We look forward to benefiting from Ray's wealth of experience in implementing similar strategies helping other organizations to gain leadership positions."

The Company also announced today that Michael E. Hayes, the Company's Chief Financial Officer from 1993 to 1999 and Davel's recently appointed Chief Operating Officer, will assume the additional position of President. William K. Breaden, the Company's recently appointed Senior Vice President and Chief Financial Officer will also assume the title of Treasurer and Bruce W. Renard, the Company's Senior Vice President of Regulatory Affairs and General Counsel since 1999 will assume the additional title of Secretary.

Davel Communications, Inc. operates a system of payphones in 43 states and the District of Columbia and provides value-added services to its customers throughout the United States.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Davel Communications, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties are set forth more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and 1999 Proxy Statement and the Quarterly Reports on Form 10-Q for the first three quarters of 1999.

To receive further information about Davel Communications, Inc., via fax at no charge, dial 1-800-PRO-INFO and enter code DAVL.